EXHIBIT 99.2

For Immediate Release

Mana Capital Acquisition Corp. Announces Closing of $62 Million Initial Public Offering

Dover, DE – November 26, 2021 – Mana Capital Acquisition Corp. (Nasdaq: MAAQU) (“Mana” or the “Company”), a newly incorporated blank check company, today announced the closing of its initial public offering. The offering was priced at $10.00 per unit, resulting in gross proceeds of $62,000,000.

The Company’s units commenced trading on The Nasdaq Global Market under the ticker symbol “MAAQU” on November 23, 2021.

The Company was formed for the purpose of engaging in a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Its efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although it intends to focus its search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy, and consumer products sectors.

Each unit sold in the offering consists of one share of common stock, one-half of one redeemable warrant, and one right to receive one-seventh of a share of common stock upon the consummation of an initial business combination. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as described in the prospectus and only whole warrants are exercisable. After the securities comprising the units begin separate trading, the shares of common stock, warrants and rights are expected to be listed on Nasdaq under the symbols “MAAQ”, “MAAQW” and “MAAQR”, respectively.

Ladenburg, Thalmann & Co., Inc. is acting as the sole bookrunner for the offering. I-Bankers Securities, Inc. is acting as co-manager for the offering. The Company granted the underwriters a 45-day option to purchase up to an additional 930,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 22, 2021. A final prospectus relating to and describing the final terms of the offering has been filed with the SEC. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Ladenburg, Thalmann & Co. Inc., 640 5th Ave, 4th Floor, New York, NY 10019; Telephone: 800-573-2541; Email: Prospectus@ladenburg.com. Copies of the registration statement and the final prospectus can be accessed through the SEC’s website at www.sec.gov.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of warrants, $62,000,000 was placed in the Company’s trust account. An audited balance sheet of the Company as of November 26, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Mana Capital Acquisition Corp.

Jonathan Intrater, CEO

(413) 519-3764